John Hancock Investment Management LLC

601 Congress Street

Boston, Massachusetts 02210-2805

	Media Contact:	Gordon Haight
NEWS		(617) 572-0034

FOR IMMEDIATE RELEASE	Investor Contact:	(800) 843-0090

JOHN HANCOCK HEDGED EQUITY & INCOME FUND

REQUIRED NOTICE TO SHAREHOLDERS – SOURCES OF DISTRIBUTION UNDER

SECTION 19(a)

BOSTON, MA (September 30, 2022) – John Hancock Hedged Equity & Income Fund (NYSE: HEQ) (the "Fund"), a closed-end fund managed by John Hancock Investment Management LLC (the "Adviser") and subadvised by Wellington Management Company LLP (the "Subadviser"), announced today sources of its quarterly distribution of $0.2900 per share paid to all shareholders of record as of September 12, 2022, pursuant to the Fund's managed distribution plan. This press release is issued as required by an exemptive order granted to the Fund by the U.S. Securities and Exchange Commission.

John Hancock Hedged Equity & Income Fund

Notification of Sources of Distribution

This notice provides shareholders of the John Hancock Hedged Equity & Income Fund (NYSE: HEQ) with important information concerning the distribution declared on September 1, 2022, and payable on September 30, 2022. No action is required on your part.

Distribution Period:	September 2022
Distribution Amount Per Common Share:	$0.2900

The following table sets forth the estimated sources of the current distribution, payable September 30, 2022, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed on a per common share basis and as a percentage of the distribution amount.

			For the fiscal year-to-date period
	For the period 07/1/2022-09/30/2022		1/1/2022-09/30/2022 1
				% Breakdown
		% Breakdown		of the Total
	Current	of the Current	Total Cumulative	Cumulative
Source	Distribution ($)	Distribution	Distributions ($)	Distributions
Net Investment Income	0.1461	50%	0.4978	57%
Net Realized Short-
Term Capital Gains	0.0000	0%	0.0000	0%
Net Realized Long-
Term Capital Gains	0.0000	0%	0.3722	43%
Return of Capital or
Other Capital Source	0.1439	50%	0.0000	0%
Total per common share	0.2900	100%	0.8700	100%

1The Fund's current fiscal year began on January 1, 2022 and will end on December 31, 2022.

Average annual total return (in relation to NAV) for the 5 years ended on August 31, 2022	1.94%
Annualized current distribution rate expressed as a percentage of NAV as of August 31, 2022	9.78%
Cumulative total return (in relation to NAV) for the fiscal year through August 31, 2022	-4.82%

Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of
August 31, 2022	7.34%

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's managed distribution plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The Fund has declared the September 2022 distribution pursuant to the Fund's managed distribution plan (the "Plan"). Under the Plan, the Fund makes fixed quarterly distributions in the amount of $0.2900 per share, which will continue to be paid quarterly until further notice.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investment Management Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Effective October 1, 2021, copies of all notices informing shareholders of distributions made by the fund in excess of accumulated net investment income will be posted on John Hancock Investment Management's public website (jhinvestments.com) and on the Legal Notice System (LENS), a service offering of the Depository Trust Company (DTC) accessible by broker-dealer firms. To the extent required, notice may also be provided via press release. John Hancock Investment Management will continue to distribute paper copies of these notices by mail until March 30, 2022, after which date the notices will be delivered exclusively via the methods described above.

Statements in this press release that are not historical facts are forward-looking statements as defined by the United States securities laws. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to uncertainties and other factors which are, in some cases, beyond the Fund's control and could cause actual results to differ materially from those set forth in the forward-looking statements.

An investor should consider a Fund's investment objectives, risks, charges and expenses carefully before investing.

Wellington Management Company LLP is an independent and unaffiliated investment subadviser to John Hancock Hedged Equity & Income Fund.

About John Hancock Investment Management

A company of Manulife Investment Management, we serve investors through a unique multimanager approach, complementing our extensive in-house capabilities with an unrivaled network of specialized asset managers, backed by some of the most rigorous investment oversight in the industry. The result is a diverse lineup of time- tested investments from a premier asset manager with a heritage of financial stewardship.

About Manulife Investment Management

Manulife Investment Management is the global brand for the global wealth and asset management segment of Manulife Financial Corporation. We draw on more than a century of financial stewardship and the full resources of our parent company to serve individuals, institutions, and retirement plan members worldwide. Headquartered in Toronto, our leading capabilities in public and private markets are strengthened by an investment footprint that spans 18 geographies. We complement these capabilities by providing access to a network of unaffiliated asset managers from around the world. We're committed to investing responsibly across our businesses. We develop innovative global frameworks for sustainable investing, collaboratively engage with companies in our securities portfolios, and maintain a high standard of stewardship where we own and operate assets, and we believe in supporting financial well-being through our workplace retirement plans. Today, plan sponsors around the world rely on our retirement plan administration and investment expertise to help their employees plan for, save for, and live a better retirement. Not all offerings are available in all jurisdictions. For additional information, please visit manulife.com.

John Hancock Investment Management LLC

601 Congress Street

Boston, Massachusetts 02210-2805

	Media Contact:	Gordon Haight
NEWS		(617) 572-0034

FOR IMMEDIATE RELEASE	Investor Contact:	(800) 843-0090

JOHN HANCOCK HEDGED EQUITY & INCOME FUND

REQUIRED NOTICE TO SHAREHOLDERS – SOURCES OF DISTRIBUTION UNDER

SECTION 19(a)

BOSTON, MA (December 30, 2022) – John Hancock Hedged Equity & Income Fund (NYSE: HEQ) (the "Fund"), a closed-end fund managed by John Hancock Investment Management LLC (the "Adviser") and subadvised by Wellington Management Company LLP (the "Subadviser"), announced today sources of its quarterly distribution of $0.2900 per share paid to all shareholders of record as of December 12, 2022, pursuant to the Fund's managed distribution plan. This press release is issued as required by an exemptive order granted to the Fund by the U.S. Securities and Exchange Commission.

John Hancock Hedged Equity & Income Fund

Notification of Sources of Distribution

This notice provides shareholders of the John Hancock Hedged Equity & Income Fund (NYSE: HEQ) with important information concerning the distribution declared on December 1, 2022, and payable on December 30, 2022. No action is required on your part.

Distribution Period:	December 2022
Distribution Amount Per Common Share:	$0.2900

The following table sets forth the estimated sources of the current distribution, payable December 30, 2022, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed on a per common share basis and as a percentage of the distribution amount.

			For the fiscal year-to-date period
	For the period 10/1/2022-12/31/2022		1/1/2022-12/31/2022 1
				% Breakdown
		% Breakdown		of the Total
	Current	of the Current	Total Cumulative	Cumulative
Source	Distribution ($)	Distribution	Distributions ($)	Distributions
Net Investment Income	0.0753	26%	0.5662	49%
Net Realized Short-
Term Capital Gains	0.0000	0%	0.0000	0%
Net Realized Long-
Term Capital Gains	0.0000	0%	0.3333	29%
Return of Capital or
Other Capital Source	0.2147	74%	0.2600	22%
Total per common share	0.2900	100%	1.1595	100%

1The Fund's current fiscal year began on January 1, 2022 and will end on December 31, 2022.

Average annual total return (in relation to NAV) for the 5 years ended on November 30, 2022	2.66%
Annualized current distribution rate expressed as a percentage of NAV as of November 30,
2022	9.47%
Cumulative total return (in relation to NAV) for the fiscal year through November 30, 2022	0.86%

Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of
November 30, 2022	9.47%

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's managed distribution plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The Fund has declared the December 2022 distribution pursuant to the Fund's managed distribution plan (the "Plan"). Under the Plan, the Fund makes fixed quarterly distributions in the amount of $0.2900 per share, which will continue to be paid quarterly until further notice.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investment Management Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Statements in this press release that are not historical facts are forward-looking statements as defined by the United States securities laws. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to uncertainties and other factors which are, in some cases, beyond the Fund's control and could cause actual results to differ materially from those set forth in the forward-looking statements.

An investor should consider a Fund's investment objectives, risks, charges and expenses carefully before investing.

Wellington Management Company LLP is an independent and unaffiliated investment subadviser to John Hancock Hedged Equity & Income Fund.

About John Hancock Investment Management

A company of Manulife Investment Management, we serve investors through a unique multimanager approach, complementing our extensive in-house capabilities with an unrivaled network of specialized asset managers, backed by some of the most rigorous investment oversight in the industry. The result is a diverse lineup of time- tested investments from a premier asset manager with a heritage of financial stewardship.

About Manulife Investment Management

Manulife Investment Management is the global brand for the global wealth and asset management segment of Manulife Financial Corporation. We draw on more than a century of financial stewardship and the full resources of our parent company to serve individuals, institutions, and retirement plan members worldwide. Headquartered in Toronto, our leading capabilities in public and private markets are strengthened by an investment footprint that spans 18 geographies. We complement these capabilities by providing access to a network of unaffiliated asset managers from around the world. We're committed to investing responsibly across our businesses. We develop innovative global frameworks for sustainable investing, collaboratively engage with companies in our securities portfolios, and maintain a high standard of stewardship where we own and operate assets, and we believe in supporting financial well-being through our workplace retirement plans. Today, plan sponsors around the world rely on our retirement plan administration and investment expertise to help their employees plan for, save for, and live a better retirement. Not all offerings are available in all jurisdictions. For additional information, please visit manulife.com.